Exhibits Index

Exhibit	        Title
-------         -----

Exhibit 3	Articles of Incorporation and By-Laws

Exhibit 4	Instruments Defining the Rights of Security Holders

Exhibit 5	Opinion re: Legality

Exhibit 10	Material Contracts

Exhibit 11	Statement re: Computation of Per Share Earnings

Exhibit 15	Letter on Unaudited Interim Financial Information

Exhibit 21	Subsidiaries

Exhibit 23	Consent of Named Counsel and Experts

Exhibit 99.1	Consolidated Financial Statements

Exhibit 99.2	Front of the Stock Certificate

Exhibit 99.3	Text appearing on the Back of the Stock Certificate

Exhibit 99.4	Pages from the Articles of Incorporation and
                By-laws that Define the Rights of Holders

Exhibit 99.5	CEO's Certification of the Registration

Exhibit 99.6    Consent of Expert Ronald R. Chadwick, P.C.